RESTATED

                CERTIFICATE OF INCORPORATION

                             OF

                   THE WALT DISNEY COMPANY


     The undersigned, David K. Thompson, certifies that he is the Senior Vice President-Assistant General Counsel of The Walt Disney Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and hereby further certifies as follows:

       1. The name of the Corporation is The Walt Disney Company and the name under which the corporation was originally incorporated is DC Holdco, Inc.

       2. The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on July 28, 1995.

       3. Restated Certificates of Incorporation were filed in the Office of the Secretary of State of the State of Delaware on September 21, 1995, January 19, 1996, February 20, 1996, February 25, 1998 and June 10, 1998.

       4. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

       5. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this Corporation by amending Article FOURTH to reflect the elimination of the Series R Preferred Stock as stated in the Certificate of Elimination filed on July 6, 1999.

       6.  The  text  of  the  Certificate  of   Incorporation   as  amended  or
     supplemented heretofore is further amended to read as herein set forth in full:

     FIRST:   The name of the Corporation is The Walt Disney Company.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code, as in effect from time to time (the "GCL").

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 3,700,000,000, consisting of 3,600,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), and 100,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock").

     Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation, number of shares, or title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall consist of such number of shares, and have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

     FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than nine directors or more than twenty-one directors, the exact number of directors to be determined from time to time solely by resolution adopted by the Board of Directors. Until the annual meeting of stockholders in 2001, the directors shall be divided into three classes, consisting initially of five, six and five directors and designed Class I, Class II and Class III, respectively. Each director elected prior to the effective date of this Article FIFTH shall serve for the full term for which he or she was elected, such that the term of each director elected at the 1996 annual meeting (Class III) shall end at the annual meeting in 1999, the term of each director elected at the 1997 annual meeting (Class I) shall end at the annual meeting in 2000, and the term of each director elected at the 1998 annual meeting (Class II) shall end at the annual meeting in 2001. The term of each director elected after the 1998 annual meeting, whether at an annual meeting or to fill a vacancy in the Board of Directors arising for any reason, including an increase in the size of the Board of Directors, shall end at the first annual meeting following his or her election. Commencing with the annual meeting in 2001, the foregoing classification of the Board of Directors shall cease, and all directors shall be of one class and serve for a term ending at the annual meeting following the annual meeting at which the director was elected. In no case shall a decrease in the number of directors shorten the term of any incumbent director. Each director shall hold office after the annual meeting at which his or her term is scheduled to end until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, disqualification or removal from office. Any newly created directorship resulting from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy on the Board of Directors may be filed by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

     SIXTH: Notwithstanding the provisions of Article FIFTH, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH applicable thereto.

     SEVENTH:   Elections  of  directors  at  an  annual  or special  meeting
of stockholders shall be by written  ballot unless   the  Bylaws  of  the
Corporation  shall  otherwise provide.

     EIGHTH: Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors or the President. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

     NINTH:   A.  Except as set forth in Section B  of  this Article NINTH, the affirmative vote of the holders of four-fifths (4/5) of the outstanding stock of the Corporation entitled to vote shall be required for:

        (i) any merger or consolidation to which the Corporation, or any of its subsidiaries, and an Interested Person (as hereinafter defined) are parties;

        (ii) any sale or other disposition by the Corporation, or any of its subsidiaries, of all or substantially all of its assets to an Interested Person;

        (iii) any purchase or other acquisition by the Corporation, or any of its subsidiaries, of all or substantially all of the assets or stock of an Interested Person; and

        (iv) any other transaction with an Interested Person which requires the approval of the stockholders of the Corporation under the GCL.

     B. The provisions of Section A of this Article NINTH shall not be applicable to any transaction described therein if (i) such transaction is approved by resolution of the Corporation's Board of Directors, provided that a majority of the members of the Board of Directors voting for the approval of such transaction were duly elected and acting members of the Board of Directors prior to the date that the person, firm or corporation, or any group thereof, with whom such transaction is proposed, became an Interested Person, or (ii) the provision of a vote in excess of that required by the GCL for such transaction violates the express provisions of the GCL.

     C. As used in this Article NINTH, the term "Interested Person" shall mean any person, firm or corporation, or any group thereof, acting or intending to act in concert, including any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person, firm or corporation or group, which owns of record or beneficially, directly or indirectly, five percent (5%) or more of any class of voting securities of the Corporation.

     D. The affirmative vote of the owners of four-fifths (4/5) of the outstanding stock of the Corporation entitled to vote shall be required to amend, alter or repeal this Article NINTH.

     TENTH: The officers of the Corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

     ELEVENTH: A. The Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereinafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Section A of Article ELEVENTH shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

     B. A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL.

     Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

     C. In furtherance and not in limitation of the powers conferred by statute:

       (i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

       (ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

     TWELFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the outstanding stock of the Corporation entitled to vote thereon.

     THIRTEENTH: The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, The Walt Disney Company, has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by David K. Thompson, its Senior Vice President-Assistant General Counsel, this 20th day of July, 1999.


                              THE WALT DISNEY COMPANY


                              By /s/ David K. Thompson
                              ------------------------------

                              David K. Thompson
                              Senior Vice President-
                              Assistant General Counsel